Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

ABS New Issue Term Sheet
_____________________________________________________________________________________

MASTR Asset Backed Securities Trust 2006-NC2
Mortgage Pass-Through Certificates

$693,354,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

HomEq Servicing Corporation
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

August 17, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-NC2
Mortgage Pass-Through Certificates
$693,354,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s / Fitch
Offered Certificates
A-2(6)	292,270,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	August 2036	24.10%	AAA / Aaa / AAA
A-3(6)	85,630,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 28 / 22 - 28	August 2036	24.10%	AAA / Aaa / AAA
A-4(6)	100,450,000	FLT / SEN / SEQ	3.25 / 3.25	28 - 71 / 28 - 71	August 2036	24.10%	AAA / Aaa / AAA
A-5(6)	38,101,000	FLT / SEN / SEQ	6.15 / 8.48	71 - 74 / 71 - 174	August 2036	24.10%	AAA / Aaa / AAA
M-1(6,7)	35,561,000	FLT / MEZ / SEQ	3.84 / 3.84	43 - 50 / 43 - 50	August 2036	20.15%	AA+ / Aa1 / AA+
M-2(6,7)	45,014,000	FLT / MEZ / SEQ	4.85 / 4.87	50 - 74 / 50 - 81	August 2036	15.15%	AA / Aa2 / AA+
M-3(6,7)	15,305,000	FLT / MEZ / SEQ	6.16 / 9.00	74 - 74 / 81 - 149	August 2036	13.45%	AA- / Aa3 / AA
M-4(6,7)	17,105,000	FLT / MEZ	4.42 / 4.85	42 - 74 / 42 - 129	August 2036	11.55%	A+ / A1 / AA-
M-5(6,7)	16,655,000	FLT / MEZ	4.38 / 4.79	41 - 74 / 41 - 124	August 2036	9.70%	A / A2 / A+
M-6(6,7)	12,153,000	FLT / MEZ	4.34 / 4.73	40 - 74 / 40 - 118	August 2036	8.35%	A- / A2 / A
M-7(6,7)	13,504,000	FLT / MEZ	4.32 / 4.68	39 - 74 / 39 - 113	August 2036	6.85%	BBB+ / A3 / A-
M-8(6,7)	9,903,000	FLT / MEZ	4.31 / 4.63	39 - 74 / 39 - 106	August 2036	5.75%	BBB / Baa1 / BBB+
M-9(6,7)	11,703,000	FLT / MEZ	4.28 / 4.55	38 - 74 / 38 - 101	August 2036	4.45%	BBB- / Baa2 / BBB
Non-Offered Certificates
A-1(6)	166,868,000	FLT / SEN / PT	1.98 / 2.15	1 - 74 / 1 - 174	August 2036	24.10%	AAA / Aaa / AAA
M-10(6,7)	13,954,000	FLT / MEZ	4.27 / 4.44	37 - 74 / 37 - 92	August 2036	2.90%	BB+ / Ba1 / BB+
M-11(6,7)	11,253,000	FLT / MEZ	4.16 / 4.17	37 - 74 / 37 - 78	August 2036	1.65%	BB / Ba2 / BB

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.65%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by New Century Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Cut-off date of approximately 1.65% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by HomEq Servicing Corporation, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-NC2
•	Intex: MAB06NC1

Mortgage Pool Summary

	MABS 2006-NC2 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Cut-off Date Balance	$181,902,611	$37,949,996	$560,448,345	$119,988,559	$900,289,511
Number of Loans	983	392	2,491	1,003	4,869
Average Loan Balance	$185,048	$96,811	$224,989	$119,630	$184,902
Wtd. Avg. Gross Coupon	8.230%	8.921%	8.431%	9.221%	8.516%
Wtd. Avg. Net Coupon(1)	7.717%	8.409%	7.918%	8.708%	8.004%
Wtd. Avg. FICO	616	596	618	645	620
Wtd. Avg. Original LTV(2)	79.88%	80.69%	81.04%	84.79%	81.29%
Wtd. Avg. Stated Rem Term (months)	357	349	357	350	355
Wtd. Avg. Seasoning (months)	3	4	3	4	3
Wtd. Avg. Months to Next Adj. Date	21	N/A	21	N/A	21
Wtd. Avg. Margin	6.188%	N/A	6.213%	N/A	6.207%
Wtd. Avg. Initial Rate Cap	1.539%	N/A	1.531%	N/A	1.533%
Wtd. Avg. Periodic Rate Cap	1.499%	N/A	1.497%	N/A	1.498%
Wtd. Avg. Maximum Rate	15.228%	N/A	15.425%	N/A	15.377%
Wtd. Avg. Minimum Rate	8.230%	N/A	8.431%	N/A	8.381%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-NC2.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	New Century Mortgage Corporation.

Servicer:	HomEq Servicing Corporation.

Servicer Ratings:	Primary Servicer: SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Custodian:	Deutsche Bank National Trust Company.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.

Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-10 Certificates and Class M-11 Certificates).

Non-Offered Certificates:	The Class A-1 Certificates, Class M-10 Certificates, Class M-11 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:
As of September 1, 2006, the Mortgage Loans will consist of approximately 4,869 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $900,289,511. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,375 mortgage loans totaling $219,852,607 and the Group II Mortgage Loans will represent approximately 3,494 mortgage loans totaling $680,436,904.

Transaction Overview
Expected Pricing Date:	August [18], 2006.

Expected Closing Date:	September 28, 2006.

Cut-off Date:	September 1, 2006.

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in October 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing September 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMs Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in October 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 48.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	24.10%	48.20%
	M-1 / M-2 / M-3	13.45%	26.90%
	M-4	11.55%	23.10%
	M-5	9.70%	19.40%
	M-6	8.35%	16.70%
	M-7	6.85%	13.70%
	M-8	5.75%	11.50%
	M-9	4.45%	8.90%
	M-10	2.90%	5.80%
	M-11	1.65%	3.30%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [33.20]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	October 2008 through September 2009	[1.35]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	October 2009 through September 2010	[3.00]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	October 2010 through September 2011	[4.65]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter
	October 2011 through September 2012	[6.00]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	October 2012 and thereafter	[6.75]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)  from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the related Certificates;
(iii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(v)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)  to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(x)  to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xii)  to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
(xiii)  to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.
Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:	The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $900,289,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate of (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)  to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)  from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero
(xii)  to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero;
(xiii)  to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xiv)  to the holders of the Class M-11 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)  from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,099,263.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,402,185.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Payment of Principal
Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Payment of Principal
Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,501,448.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)  to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)  to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)  to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)  to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)  to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xviii)  to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)  to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)  to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)  to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)  the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxiii)  to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxv)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxvi)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Kenneth_Epstein@standardandpoors.com

Brendan Bliss	212-438-3794
Brendan_bliss@standardandpoors.com

Moody’s
Gulmira Karaguishiyeva	201-395-6354
Gulmira.Karaguishiyeva@moodys.com

Fitch
Laura Pokojni	212-908-0228
Laura.pokojni@fitchratings.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,869
Aggregate Current Principal Balance:	$900,289,511
Average Current Principal Balance:	$184,902	$29,630-$649,434
Aggregate Original Principal Balance:	$901,503,375
Average Original Principal Balance:	$185,152	$30,000-$650,000
Fully Amortizing Non-IO Mortgage Loans:	37.88%
Fully Amortizing IO Mortgage Loans:	11.35%
Balloon Loans:	50.77%
1st Lien:	94.10%
Wtd. Avg. Gross Coupon:	8.516%	5.500%-14.000%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	117-358
Wtd. Avg. Margin(ARM Loan Only):	6.207%	3.250%-8.000%
Maximum Interest Rate (ARM Loans Only):	15.377%	12.500%-19.925%
Minimum Interest Rate (ARM Loans Only):	8.381%	5.500%-12.925%
Wtd. Avg. Original LTV:	81.29%	17.65%-100.00%
Wtd. Avg. Borrower FICO:	620	500-815
Geographic Distribution (Top 5):	CA	36.11%
	FL	10.73%
	NY	5.52%
	NJ	3.82%
	TX	3.73%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	289	11,610,192	1.29	40,174	11.205	95.95	631	60.69	88.93
50,000.01 to 100,000.00	1,219	91,174,477	10.13	74,794	9.763	85.76	613	64.77	27.90
100,000.01 to 150,000.00	961	118,823,917	13.20	123,646	9.090	81.45	609	62.62	12.00
150,000.01 to 200,000.00	653	114,133,049	12.68	174,783	8.501	79.68	612	65.86	2.56
200,000.01 to 250,000.00	541	121,946,368	13.55	225,409	8.192	78.16	613	56.55	0.17
250,000.01 to 300,000.00	368	101,542,862	11.28	275,932	8.239	80.49	619	51.55	0.00
300,000.01 to 350,000.00	284	92,195,356	10.24	324,632	8.096	80.35	630	45.49	0.00
350,000.01 to 400,000.00	182	68,048,273	7.56	373,892	8.033	81.87	628	51.93	0.00
400,000.01 to 450,000.00	140	59,616,999	6.62	425,836	8.019	81.13	631	38.06	0.00
450,000.01 to 500,000.00	107	51,154,371	5.68	478,078	8.153	80.99	633	30.96	0.00
500,000.01 to 550,000.00	59	30,865,866	3.43	523,150	8.048	82.89	637	37.18	0.00
550,000.01 to 600,000.00	39	22,345,699	2.48	572,967	8.332	83.99	632	23.14	0.00
600,000.01 to 650,000.00	27	16,832,083	1.87	623,410	8.205	82.01	635	41.08	0.00
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	2	831,149	0.09	415,574	5.500	74.23	666	100.00	0.00
5.501 to 6.000	18	5,160,695	0.57	286,705	5.858	73.40	648	100.00	0.00
6.001 to 6.500	105	30,165,855	3.35	287,294	6.331	73.70	655	90.19	0.00
6.501 to 7.000	272	73,277,304	8.14	269,402	6.828	76.68	645	84.52	0.00
7.001 to 7.500	378	93,061,097	10.34	246,193	7.327	77.68	631	73.41	0.00
7.501 to 8.000	687	160,176,125	17.79	233,153	7.791	78.87	630	58.63	0.04
8.001 to 8.500	624	130,976,875	14.55	209,899	8.284	80.20	624	49.54	0.09
8.501 to 9.000	732	144,752,993	16.08	197,750	8.785	81.44	609	43.81	0.13
9.001 to 9.500	476	82,833,792	9.20	174,021	9.255	83.30	605	41.35	0.70
9.501 to 10.000	479	71,807,162	7.98	149,911	9.774	85.02	594	30.82	5.05
10.001 to 10.500	271	35,122,551	3.90	129,604	10.277	85.72	587	36.98	10.77
10.501 to 11.000	221	26,168,221	2.91	118,408	10.766	88.02	601	21.32	28.44
11.001 to 11.500	203	18,094,560	2.01	89,136	11.268	93.84	636	27.55	64.27
11.501 to 12.000	186	12,449,632	1.38	66,934	11.806	97.14	630	47.56	88.59
12.001 to 12.500	146	10,898,153	1.21	74,645	12.340	99.02	634	32.14	95.78
12.501 to 13.000	56	3,643,001	0.40	65,054	12.702	97.06	621	23.50	92.66
13.001 to 13.500	8	515,229	0.06	64,404	13.338	100.00	616	54.47	100.00
13.501 to 14.000	5	355,117	0.04	71,023	13.657	100.00	605	53.18	100.00
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	224	36,603,264	4.07	163,407	9.249	73.67	510	78.34	0.00
520 to 539	280	50,026,246	5.56	178,665	9.004	76.80	531	72.30	0.00
540 to 559	368	68,425,332	7.60	185,938	8.909	78.02	551	67.95	0.00
560 to 579	354	67,216,963	7.47	189,878	8.789	79.30	570	62.40	0.15
580 to 599	612	101,113,619	11.23	165,218	8.643	81.61	589	65.40	3.99
600 to 619	654	112,624,837	12.51	172,209	8.298	81.19	610	69.94	4.90
620 to 639	717	137,125,406	15.23	191,249	8.492	83.41	629	45.49	8.87
640 to 659	601	113,099,055	12.56	188,185	8.295	83.16	649	42.76	7.69
660 to 679	438	82,502,044	9.16	188,361	8.459	83.26	668	31.87	12.10
680 to 699	241	48,152,292	5.35	199,802	8.119	83.09	689	39.90	11.97
700 to 719	160	35,576,110	3.95	222,351	7.991	81.58	708	31.32	7.42
720 to 739	103	20,618,030	2.29	200,175	8.205	82.38	727	23.25	10.49
740 to 759	50	11,823,947	1.31	236,479	8.377	84.98	749	24.52	8.47
760 to 779	47	11,049,369	1.23	235,093	8.142	82.16	767	18.59	7.62
780 to 799	13	2,447,775	0.27	188,290	7.981	81.21	786	37.86	4.98
800 to 819	7	1,885,221	0.21	269,317	8.248	83.03	804	5.61	5.61
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	4,112	847,144,731	94.10	206,018	8.332	80.12	618	53.77	0.00
2	757	53,144,780	5.90	70,204	11.449	99.88	655	39.19	100.00
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	129	18,074,135	2.01	140,110	7.807	40.34	598	72.83	0.00
50.01 to 55.00	73	14,503,123	1.61	198,673	7.821	52.88	609	59.11	0.00
55.01 to 60.00	92	17,137,004	1.90	186,272	8.001	57.70	580	62.51	0.00
60.01 to 65.00	116	25,096,964	2.79	216,353	7.981	63.28	588	71.33	0.00
65.01 to 70.00	190	42,428,197	4.71	223,306	8.020	68.65	599	58.03	0.00
70.01 to 75.00	281	59,046,851	6.56	210,131	8.253	74.01	587	62.09	0.00
75.01 to 80.00	1,647	348,516,520	38.71	211,607	8.117	79.81	638	47.04	0.00
80.01 to 85.00	530	107,834,020	11.98	203,460	8.553	84.50	583	65.05	0.00
85.01 to 90.00	747	148,397,514	16.48	198,658	8.803	89.72	617	49.74	0.03
90.01 to 95.00	303	64,191,535	7.13	211,853	8.809	94.77	638	54.32	1.67
95.01 to 100.00	761	55,063,649	6.12	72,357	11.340	99.99	656	39.89	94.47
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full	2,845	476,351,109	52.91	167,434	8.122	80.27	604	100.00	4.37
Stated	1,954	408,895,496	45.42	209,261	8.976	82.38	639	0.00	7.57
Limited	70	15,042,906	1.67	214,899	8.491	83.90	633	0.00	9.18
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	2,136	446,406,641	49.58	208,992	8.369	78.65	599	62.51	1.53
Purchase	2,362	385,608,283	42.83	163,255	8.764	84.46	645	37.99	11.76
Rate & Term Refi	371	68,274,587	7.58	184,029	8.077	80.65	617	74.38	1.43
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,670	665,002,982	73.87	181,200	8.489	81.06	617	54.77	5.25
Pud Detached	463	90,324,991	10.03	195,086	8.582	82.90	629	49.11	8.60
MultiFamily	278	66,317,926	7.37	238,554	8.576	80.38	638	39.78	6.08
Condominium	326	55,928,140	6.21	171,559	8.650	82.24	629	51.72	8.96
Pud Attached	132	22,715,472	2.52	172,087	8.558	81.91	614	54.73	6.16
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,334	810,976,366	90.08	187,120	8.449	81.11	617	55.32	6.18
Investor Occupied	356	58,425,574	6.49	164,117	9.263	83.24	639	36.13	0.00
Second Home	179	30,887,570	3.43	172,556	8.873	82.34	671	21.41	9.69
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	816	227,434,524	25.26	278,719	8.209	80.21	630	45.30	6.78
NORTHERN CALIFORNIA	343	97,660,134	10.85	284,723	8.332	81.19	627	41.61	7.16
FLORIDA	576	96,579,688	10.73	167,673	8.711	81.03	612	52.55	5.48
NEW YORK	202	49,676,814	5.52	245,925	8.280	79.86	635	41.78	7.65
NEW JERSEY	159	34,435,001	3.82	216,572	8.502	79.59	623	54.65	2.91
TEXAS	336	33,544,463	3.73	99,835	8.873	82.02	604	64.84	5.99
ILLINOIS	185	31,495,022	3.50	170,243	8.537	82.91	621	58.75	4.21
ARIZONA	179	31,136,919	3.46	173,949	8.571	79.87	615	51.45	5.72
MASSACHUSETTS	115	25,009,238	2.78	217,472	8.333	80.62	626	56.16	3.97
MARYLAND	115	22,309,645	2.48	193,997	8.647	81.38	604	64.86	8.77
Other	1,843	251,008,063	27.88	136,195	8.789	82.86	612	62.77	5.01
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
92336	12	4,547,232	0.51	378,936	8.483	81.56	607	45.62	5.37
94565	7	3,118,518	0.35	445,503	8.400	85.02	657	0.00	0.00
93551	9	2,792,422	0.31	310,269	8.575	84.04	621	55.78	7.02
92345	12	2,740,696	0.30	228,391	8.062	77.15	626	34.79	4.83
92553	9	2,627,900	0.29	291,989	7.911	82.72	629	36.20	3.12
11236	6	2,623,061	0.29	437,177	7.576	79.90	640	73.44	0.00
93535	11	2,591,201	0.29	235,564	8.700	83.22	595	72.43	2.26
92335	10	2,482,590	0.28	248,259	7.643	78.03	645	66.37	6.24
90650	9	2,478,073	0.28	275,341	7.521	78.26	649	75.80	8.05
94806	6	2,438,680	0.27	406,447	8.947	83.65	658	0.00	4.71
Other	4,778	871,849,137	96.84	182,472	8.526	81.29	620	53.16	5.96
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	3,911,746	0.43	118,538	8.114	69.27	629	98.40	4.66
181 to 240	24	2,408,748	0.27	100,365	8.076	74.72	623	95.25	7.39
241 to 300	1	117,917	0.01	117,917	9.175	90.00	584	100.00	0.00
301 to 360	4,811	893,851,100	99.28	185,793	8.519	81.36	620	52.59	5.91
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	3,911,746	0.43	118,538	8.114	69.27	629	98.40	4.66
181 to 240	24	2,408,748	0.27	100,365	8.076	74.72	623	95.25	7.39
241 to 300	1	117,917	0.01	117,917	9.175	90.00	584	100.00	0.00
301 to 360	4,811	893,851,100	99.28	185,793	8.519	81.36	620	52.59	5.91
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	1,708	411,555,923	45.71	240,958	8.347	80.56	613	46.15	0.00
2/6 MONTH LIBOR	1,296	213,129,111	23.67	164,451	8.788	81.03	609	51.79	0.00
30YR FXD	1,203	121,594,221	13.51	101,076	9.531	86.14	634	67.23	43.41
2/6 MONTH LIBOR -60 MONTH IO	365	95,425,906	10.60	261,441	7.700	81.40	650	55.48	0.00
BALLOON OTHER—40 YR AMTERM	135	30,023,840	3.33	222,399	7.823	76.96	634	74.53	0.00
3/6 MONTH LIBOR—40 YR AMTERM	76	15,489,661	1.72	203,811	8.251	78.81	621	55.35	0.00
3/6 MONTH LIBOR -60 MONTH IO	29	6,750,354	0.75	232,771	7.618	79.41	666	63.15	0.00
15YR FXD	31	3,802,986	0.42	122,677	8.064	69.34	631	98.36	4.79
20YR FXD	24	2,408,748	0.27	100,365	8.076	74.72	623	95.25	7.39
10 YR FIXED	2	108,760	0.01	54,380	9.853	66.90	559	100.00	0.00
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,412	249,678,458	27.73	176,826	8.961	82.39	624	46.47	8.04
12	214	50,676,864	5.63	236,808	8.478	79.30	631	43.99	2.97
24	2,657	510,440,542	56.70	192,112	8.372	81.67	616	52.37	4.61
36	586	89,493,647	9.94	152,720	8.117	77.20	627	79.03	8.99
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	3,441	609,725,280	67.73	177,194	8.481	82.56	627	52.50	7.61
A+	442	92,272,765	10.25	208,762	8.478	80.24	585	67.76	1.02
AAA	351	80,503,692	8.94	229,355	8.142	82.54	693	18.63	7.18
A-	285	56,096,703	6.23	196,831	8.791	79.09	572	64.43	0.00
B	185	34,157,819	3.79	184,637	8.989	73.82	561	66.69	0.00
C	149	24,871,906	2.76	166,926	9.218	67.47	556	68.82	0.00
C-	16	2,661,346	0.30	166,334	10.700	61.14	552	100.00	0.00
Total:	4,869	900,289,511	100.00	184,902	8.516	81.29	620	52.91	5.90

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-01-01	1	486,927	0.07	486,927	8.225	80.00	635	0.00	0.00
2008-02-01	20	4,176,554	0.56	208,828	8.609	77.04	605	21.77	0.00
2008-03-01	27	4,179,425	0.56	154,794	8.543	80.78	598	58.63	0.00
2008-04-01	191	41,224,057	5.55	215,833	8.351	82.59	599	61.51	0.00
2008-05-01	760	159,793,328	21.53	210,254	8.408	80.97	611	54.68	0.00
2008-06-01	2,369	510,156,672	68.72	215,347	8.387	80.65	621	46.47	0.00
2008-07-01	1	93,977	0.01	93,977	8.200	80.00	583	100.00	0.00
2009-04-01	2	347,916	0.05	173,958	8.268	90.20	641	100.00	0.00
2009-05-01	27	5,774,336	0.78	213,864	7.978	74.81	632	65.85	0.00
2009-06-01	76	16,117,763	2.17	212,076	8.083	80.24	636	53.90	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	4	1,214,255	0.16	303,564	8.987	86.08	563	46.18	0.00
4.501 to 5.000	2	339,272	0.05	169,636	8.845	77.86	569	100.00	0.00
5.001 to 5.500	5	1,362,649	0.18	272,530	8.991	74.41	566	25.15	0.00
5.501 to 6.000	613	139,588,802	18.80	227,714	8.144	81.34	628	53.17	0.00
6.001 to 6.500	2,491	526,878,259	70.97	211,513	8.340	81.51	621	49.66	0.00
6.501 to 7.000	231	48,044,836	6.47	207,986	8.974	76.58	577	35.01	0.00
7.001 to 7.500	118	23,083,370	3.11	195,622	9.389	69.25	561	48.70	0.00
7.501 to 8.000	10	1,839,514	0.25	183,951	9.216	76.02	576	49.31	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	2	831,149	0.11	415,574	5.500	74.23	666	100.00	0.00
5.501 to 6.000	18	5,160,695	0.70	286,705	5.858	73.40	648	100.00	0.00
6.001 to 6.500	63	17,899,442	2.41	284,118	6.318	76.37	643	86.89	0.00
6.501 to 7.000	204	57,200,588	7.71	280,395	6.821	77.98	645	82.17	0.00
7.001 to 7.500	306	79,762,490	10.74	260,662	7.332	78.96	632	70.74	0.00
7.501 to 8.000	585	140,517,111	18.93	240,200	7.789	79.50	630	54.47	0.00
8.001 to 8.500	543	118,574,248	15.97	218,369	8.280	80.34	625	46.18	0.00
8.501 to 9.000	629	131,887,680	17.77	209,678	8.785	81.65	609	40.31	0.00
9.001 to 9.500	413	76,470,116	10.30	185,158	9.255	83.15	605	37.48	0.00
9.501 to 10.000	364	62,681,121	8.44	172,201	9.770	84.16	590	25.07	0.00
10.001 to 10.500	181	26,945,735	3.63	148,871	10.276	84.23	578	28.96	0.00
10.501 to 11.000	102	17,137,810	2.31	168,018	10.740	82.99	567	14.44	0.00
11.001 to 11.500	46	5,684,465	0.77	123,575	11.219	82.44	578	21.11	0.00
11.501 to 12.000	10	995,344	0.13	99,534	11.800	76.33	569	59.72	0.00
12.001 to 12.500	3	335,446	0.05	111,815	12.314	86.99	618	43.37	0.00
12.501 to 13.000	5	267,516	0.04	53,503	12.760	64.10	516	20.89	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	2	831,149	0.11	415,574	5.500	74.23	666	100.00	0.00
12.501 to 13.000	18	5,160,695	0.70	286,705	5.858	73.40	648	100.00	0.00
13.001 to 13.500	63	17,899,442	2.41	284,118	6.318	76.37	643	86.89	0.00
13.501 to 14.000	206	57,453,657	7.74	278,901	6.826	77.99	645	82.25	0.00
14.001 to 14.500	310	80,813,722	10.89	260,689	7.342	79.08	632	70.42	0.00
14.501 to 15.000	590	141,242,523	19.03	239,394	7.796	79.52	629	54.58	0.00
15.001 to 15.500	542	117,999,966	15.90	217,712	8.285	80.28	625	46.11	0.00
15.501 to 16.000	625	131,284,240	17.68	210,055	8.788	81.66	609	39.89	0.00
16.001 to 16.500	411	76,066,969	10.25	185,078	9.257	83.15	605	37.60	0.00
16.501 to 17.000	362	62,710,304	8.45	173,233	9.777	84.20	590	25.06	0.00
17.001 to 17.500	180	26,871,932	3.62	149,289	10.275	84.21	578	28.76	0.00
17.501 to 18.000	101	16,733,586	2.25	165,679	10.740	82.82	567	14.79	0.00
18.001 to 18.500	46	5,684,465	0.77	123,575	11.219	82.44	578	21.11	0.00
18.501 to 19.000	10	995,344	0.13	99,534	11.800	76.33	569	59.72	0.00
19.001 to 19.500	3	335,446	0.05	111,815	12.314	86.99	618	43.37	0.00
19.501 to 20.000	5	267,516	0.04	53,503	12.760	64.10	516	20.89	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	17	2,916,095	0.39	171,535	8.652	84.84	606	51.63	0.00
1.500	3,206	687,988,372	92.68	214,594	8.390	80.73	617	49.93	0.00
2.000	251	51,446,489	6.93	204,966	8.258	80.85	628	40.97	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	20	3,552,914	0.48	177,646	8.913	85.44	599	48.92	0.00
1.500	3,453	738,719,408	99.51	213,936	8.379	80.74	618	49.31	0.00
2.000	1	78,634	0.01	78,634	9.575	56.25	508	100.00	0.00
Total:	3,474	742,350,956	100.00	213,688	8.381	80.76	617	49.31	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,375
Aggregate Current Principal Balance:	$219,852,607
Average Current Principal Balance:	$159,893	$29,962-$499,494
Aggregate Original Principal Balance:	$220,146,569
Average Original Principal Balance:	$160,107	$30,000-$500,000
Fully Amortizing Non-IO Mortgage Loans:	36.23%
Fully Amortizing IO Mortgage Loans:	13.80%
Balloon Loans:	49.97%
1st Lien:	96.00%
Wtd. Avg. Gross Coupon:	8.349%	5.750%-13.500%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	117-357
Wtd. Avg. Margin(ARM Loan Only):	6.188%	3.250%-7.600%
Maximum Interest Rate (ARM Loans Only):	15.228%	12.750%-19.925%
Minimum Interest Rate (ARM Loans Only):	8.230%	5.750%-12.925%
Wtd. Avg. Original LTV:	80.02%	20.00%-100.00%
Wtd. Avg. Borrower FICO:	612	501-815
Geographic Distribution (Top 5):	CA	25.38%
	FL	12.44%
	IL	5.17%
	NY	4.56%
	NJ	4.50%

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	136	5,268,769	2.40	38,741	11.281	99.00	631	73.37	96.33
50,000.01 to 100,000.00	334	24,591,177	11.19	73,626	9.369	84.99	624	61.62	14.62
100,000.01 to 150,000.00	282	34,958,603	15.90	123,967	8.457	79.10	615	59.69	0.33
150,000.01 to 200,000.00	206	36,387,306	16.55	176,637	8.140	78.26	622	59.27	0.00
200,000.01 to 250,000.00	167	37,764,586	17.18	226,135	8.016	77.05	601	59.54	0.00
250,000.01 to 300,000.00	103	28,349,256	12.89	275,235	8.058	78.83	609	56.01	0.00
300,000.01 to 350,000.00	73	23,695,881	10.78	324,601	8.000	79.33	611	48.10	0.00
350,000.01 to 400,000.00	57	21,470,124	9.77	376,669	8.046	81.31	602	49.08	0.00
400,000.01 to 450,000.00	13	5,444,521	2.48	418,809	8.054	79.91	604	31.18	0.00
450,000.01 to 500,000.00	4	1,922,384	0.87	480,596	8.640	84.79	605	25.98	0.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	4	1,160,420	0.53	290,105	5.877	67.20	583	100.00	0.00
6.001 to 6.500	24	5,491,520	2.50	228,813	6.297	69.76	598	100.00	0.00
6.501 to 7.000	77	18,314,403	8.33	237,849	6.815	76.31	614	91.79	0.00
7.001 to 7.500	140	28,492,657	12.96	203,519	7.320	75.48	593	85.78	0.00
7.501 to 8.000	298	56,570,443	25.73	189,834	7.797	76.18	599	77.66	0.00
8.001 to 8.500	139	23,351,916	10.62	167,999	8.277	80.28	631	33.97	0.51
8.501 to 9.000	199	36,265,954	16.50	182,241	8.789	80.02	611	18.81	0.33
9.001 to 9.500	110	14,881,809	6.77	135,289	9.261	85.86	650	32.17	0.68
9.501 to 10.000	106	14,771,314	6.72	139,352	9.761	88.89	635	29.63	2.37
10.001 to 10.500	74	7,658,449	3.48	103,493	10.276	89.65	625	35.88	14.89
10.501 to 11.000	60	5,329,097	2.42	88,818	10.767	91.02	615	24.64	22.84
11.001 to 11.500	40	2,549,676	1.16	63,742	11.304	94.40	623	32.77	42.46
11.501 to 12.000	54	2,687,564	1.22	49,770	11.778	98.07	624	60.74	88.48
12.001 to 12.500	35	1,578,147	0.72	45,090	12.352	99.47	608	72.55	100.00
12.501 to 13.000	12	570,906	0.26	47,576	12.736	98.34	597	70.27	91.03
13.001 to 13.500	3	178,332	0.08	59,444	13.470	100.00	615	69.75	100.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	31	6,310,732	2.87	203,572	8.068	70.49	509	72.90	0.00
520 to 539	47	10,628,984	4.83	226,149	8.173	73.87	532	64.52	0.00
540 to 559	91	16,339,826	7.43	179,559	8.158	73.12	551	70.15	0.00
560 to 579	112	21,658,540	9.85	193,380	8.266	73.88	570	57.28	0.00
580 to 599	239	37,796,228	17.19	158,143	8.162	77.56	589	68.32	4.36
600 to 619	278	45,831,101	20.85	164,860	7.944	80.07	608	75.46	3.17
620 to 639	155	20,866,852	9.49	134,625	8.891	85.99	629	46.61	9.75
640 to 659	158	20,696,798	9.41	130,992	8.727	85.16	650	35.68	8.44
660 to 679	115	16,053,180	7.30	139,593	9.121	86.76	668	25.02	7.02
680 to 699	55	8,612,362	3.92	156,588	8.316	85.68	689	40.66	3.53
700 to 719	41	6,718,459	3.06	163,865	8.444	83.29	707	26.82	2.60
720 to 739	21	2,892,273	1.32	137,727	8.683	87.25	726	28.58	8.96
740 to 759	15	2,788,475	1.27	185,898	8.580	85.86	748	14.73	0.00
760 to 779	10	1,672,788	0.76	167,279	8.489	85.04	767	21.69	2.21
780 to 799	5	700,216	0.32	140,043	8.911	89.15	784	27.08	0.00
800 to 819	2	285,793	0.13	142,896	8.613	80.00	810	0.00	0.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,184	211,067,242	96.00	178,266	8.223	79.20	611	55.64	0.00
2	191	8,785,365	4.00	45,997	11.391	99.78	635	74.02	100.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	36	5,949,261	2.71	165,257	7.755	41.68	574	60.93	0.00
50.01 to 55.00	22	3,881,284	1.77	176,422	7.537	52.78	576	62.10	0.00
55.01 to 60.00	34	7,179,023	3.27	211,148	7.626	57.68	561	58.64	0.00
60.01 to 65.00	36	7,374,575	3.35	204,849	7.511	62.89	571	74.89	0.00
65.01 to 70.00	60	12,716,583	5.78	211,943	7.681	68.66	573	68.21	0.00
70.01 to 75.00	76	16,991,886	7.73	223,577	7.821	74.00	577	68.87	0.00
75.01 to 80.00	488	81,268,242	36.96	166,533	8.095	79.78	629	50.22	0.00
80.01 to 85.00	96	19,998,244	9.10	208,315	7.935	84.24	581	62.19	0.00
85.01 to 90.00	244	40,465,059	18.41	165,840	8.988	89.75	629	47.55	0.13
90.01 to 95.00	88	13,858,521	6.30	157,483	9.201	94.86	642	58.64	1.68
95.01 to 100.00	195	10,169,928	4.63	52,153	10.984	99.98	643	70.64	83.59
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
FULL	825	123,949,700	56.38	150,242	7.923	79.40	599	100.00	5.25
STATED	518	89,847,683	40.87	173,451	8.933	80.64	631	0.00	2.46
LIMITED	32	6,055,224	2.75	189,226	8.413	83.41	610	0.00	1.17
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	622	119,538,181	54.37	192,184	8.129	77.16	591	63.04	3.28
Purchase	614	75,129,178	34.17	122,360	8.896	84.51	646	39.80	6.02
Rate & Term Refi	139	25,185,248	11.46	181,189	7.764	80.23	614	74.22	1.33
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,023	160,077,408	72.81	156,478	8.295	79.49	608	58.14	3.96
Pud Detached	117	20,227,197	9.20	172,882	8.416	80.63	633	48.24	4.46
MultiFamily	90	17,551,935	7.98	195,021	8.630	80.50	612	45.69	2.04
Condominium	104	16,204,980	7.37	155,817	8.462	83.32	629	58.82	4.77
Pud Attached	41	5,791,087	2.63	141,246	8.436	81.99	619	61.77	7.18
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,075	171,703,883	78.10	159,725	8.133	78.29	600	63.44	5.12
Investor Occupied	199	29,283,460	13.32	147,153	9.414	88.97	648	37.23	0.00
Second Home	101	18,865,263	8.58	186,785	8.663	81.87	668	21.83	0.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	145	37,911,532	17.24	261,459	7.966	76.58	598	53.60	1.37
FLORIDA	162	27,358,816	12.44	168,882	8.373	79.03	615	51.27	1.73
NORTHERN CALIFORNIA	69	17,882,544	8.13	259,167	8.020	78.64	612	42.72	2.11
ILLINOIS	79	11,356,055	5.17	143,748	8.375	82.44	620	60.67	6.71
NEW YORK	46	10,031,411	4.56	218,074	7.945	75.83	590	50.24	0.78
NEW JERSEY	47	9,883,864	4.50	210,295	8.273	76.44	605	51.34	0.32
ARIZONA	61	9,237,187	4.20	151,429	8.445	78.18	617	47.94	5.94
MASSACHUSETTS	45	8,870,110	4.03	197,114	8.201	81.39	615	67.80	5.67
TEXAS	82	8,467,395	3.85	103,261	8.577	81.59	615	55.17	2.42
MARYLAND	43	7,336,195	3.34	170,609	8.337	83.89	613	69.85	8.88
Other	596	71,517,496	32.53	119,996	8.669	82.75	620	62.53	6.48
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93535	6	1,564,551	0.71	260,759	8.679	86.06	610	72.75	0.00
06112	5	969,770	0.44	193,954	9.247	89.04	600	60.70	0.00
89107	4	835,987	0.38	208,997	7.755	82.35	626	70.93	0.00
07083	3	819,753	0.37	273,251	8.314	79.04	640	39.97	0.00
93305	4	798,431	0.36	199,608	8.290	87.38	605	35.68	0.00
96792	3	796,726	0.36	265,575	7.540	81.70	574	100.00	0.00
93722	2	788,397	0.36	394,198	8.433	81.94	586	0.00	0.00
11236	2	743,086	0.34	371,543	6.996	73.52	590	55.37	0.00
95337	2	741,785	0.34	370,893	7.113	76.20	572	100.00	0.00
92545	2	736,362	0.33	368,181	7.294	87.84	651	100.00	0.00
Other	1,342	211,057,758	96.00	157,271	8.361	79.90	613	56.07	4.16
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	7	812,192	0.37	116,027	8.483	62.25	588	100.00	3.84
181 to 240	8	934,137	0.42	116,767	8.909	84.26	590	100.00	13.20
241 to 300	1	117,917	0.05	117,917	9.175	90.00	584	100.00	0.00
301 to 360	1,359	217,988,360	99.15	160,404	8.346	80.06	613	56.01	3.96
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	7	812,192	0.37	116,027	8.483	62.25	588	100.00	3.84
181 to 240	8	934,137	0.42	116,767	8.909	84.26	590	100.00	13.20
241 to 300	1	117,917	0.05	117,917	9.175	90.00	584	100.00	0.00
301 to 360	1,359	217,988,360	99.15	160,404	8.346	80.06	613	56.01	3.96
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	469	98,328,365	44.72	209,655	8.196	78.64	609	45.27	0.00
2/6 MONTH LIBOR	328	49,654,613	22.59	151,386	8.561	81.79	621	44.75	0.00
2/6 MONTH LIBOR -60 MONTH IO	152	28,366,864	12.90	186,624	7.819	81.12	631	73.45	0.00
30YR FXD	331	28,246,971	12.85	85,338	9.159	82.82	601	84.57	30.56
BALLOON OTHER—40 YR AMTERM	46	7,956,695	3.62	172,972	8.126	74.60	579	88.16	0.00
3/6 MONTH LIBOR—40 YR AMTERM	22	3,578,777	1.63	162,672	7.977	76.63	606	70.47	0.00
3/6 MONTH LIBOR -60 MONTH IO	12	1,973,992	0.90	164,499	7.963	81.85	644	61.30	0.00
20YR FXD	8	934,137	0.42	116,767	8.909	84.26	590	100.00	13.20
15YR FXD	6	754,652	0.34	125,775	8.369	60.14	590	100.00	4.13
10 YR FIXED	1	57,540	0.03	57,540	9.975	90.00	567	100.00	0.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	426	67,362,267	30.64	158,127	8.716	82.25	621	52.12	5.93
12	61	10,441,872	4.75	171,178	8.388	77.38	610	61.28	3.59
24	708	118,076,103	53.71	166,774	8.164	79.99	613	51.98	2.75
36	180	23,972,365	10.90	133,180	8.212	75.04	589	87.87	4.88
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,049	157,176,964	71.49	149,835	8.421	82.01	618	55.72	5.07
A+	136	26,534,398	12.07	195,106	8.081	75.09	585	67.52	1.16
A-	66	13,565,781	6.17	205,542	8.023	74.78	576	75.22	0.00
AAA	71	10,975,701	4.99	154,587	8.463	81.82	693	18.31	4.69
B	37	8,290,032	3.77	224,055	8.298	70.27	560	52.04	0.00
C	16	3,309,731	1.51	206,858	8.175	64.94	580	58.19	0.00
Total:	1,375	219,852,607	100.00	159,893	8.349	80.02	612	56.38	4.00

Next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-02-01	2	354,322	0.19	177,161	9.144	80.00	661	34.60	0.00
2008-03-01	4	541,542	0.30	135,385	7.166	80.86	631	80.60	0.00
2008-04-01	60	11,921,269	6.55	198,688	7.792	82.00	608	77.27	0.00
2008-05-01	219	39,477,149	21.70	180,261	8.301	81.32	610	53.71	0.00
2008-06-01	664	124,055,559	68.20	186,831	8.263	79.28	618	45.62	0.00
2009-04-01	2	347,916	0.19	173,958	8.268	90.20	641	100.00	0.00
2009-05-01	8	1,436,932	0.79	179,616	8.617	78.15	610	50.94	0.00
2009-06-01	24	3,767,921	2.07	156,997	7.698	77.53	621	70.39	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	2	615,688	0.34	307,844	8.574	85.44	565	41.58	0.00
4.501 to 5.000	1	194,028	0.11	194,028	7.925	80.00	612	100.00	0.00
5.501 to 6.000	179	34,143,624	18.77	190,747	8.100	81.64	620	56.97	0.00
6.001 to 6.500	722	130,245,562	71.60	180,396	8.235	80.42	620	50.85	0.00
6.501 to 7.000	63	12,963,790	7.13	205,774	8.520	74.54	580	32.30	0.00
7.001 to 7.500	15	3,535,074	1.94	235,672	8.183	62.81	572	27.82	0.00
7.501 to 8.000	1	204,844	0.11	204,844	8.450	62.12	607	0.00	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	4	1,160,420	0.64	290,105	5.877	67.20	583	100.00	0.00
6.001 to 6.500	18	4,087,040	2.25	227,058	6.296	74.29	605	100.00	0.00
6.501 to 7.000	63	15,082,870	8.29	239,411	6.824	76.89	615	90.03	0.00
7.001 to 7.500	113	23,468,832	12.90	207,689	7.332	77.06	597	83.73	0.00
7.501 to 8.000	252	48,561,577	26.70	192,705	7.789	77.24	601	74.45	0.00
8.001 to 8.500	122	21,574,314	11.86	176,839	8.270	80.18	634	30.66	0.00
8.501 to 9.000	174	33,593,696	18.47	193,067	8.789	79.75	612	13.61	0.00
9.001 to 9.500	87	12,603,471	6.93	144,867	9.264	85.59	660	21.91	0.00
9.501 to 10.000	74	12,212,196	6.71	165,030	9.750	88.45	643	17.45	0.00
10.001 to 10.500	33	4,468,816	2.46	135,419	10.292	90.81	645	10.43	0.00
10.501 to 11.000	28	3,645,284	2.00	130,189	10.764	89.00	606	3.46	0.00
11.001 to 11.500	12	1,198,799	0.66	99,900	11.272	90.93	617	0.00	0.00
11.501 to 12.000	2	194,070	0.11	97,035	11.837	91.85	596	0.00	0.00
12.501 to 13.000	1	51,226	0.03	51,226	12.925	90.00	545	0.00	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.501 to 13.000	4	1,160,420	0.64	290,105	5.877	67.20	583	100.00	0.00
13.001 to 13.500	18	4,087,040	2.25	227,058	6.296	74.29	605	100.00	0.00
13.501 to 14.000	65	15,335,939	8.43	235,938	6.841	76.94	615	90.19	0.00
14.001 to 14.500	113	23,468,832	12.90	207,689	7.332	77.06	597	83.73	0.00
14.501 to 15.000	250	48,308,508	26.56	193,234	7.788	77.23	601	74.31	0.00
15.001 to 15.500	123	21,707,814	11.93	176,486	8.276	80.14	634	31.09	0.00
15.501 to 16.000	174	33,593,696	18.47	193,067	8.789	79.75	612	13.61	0.00
16.001 to 16.500	86	12,469,971	6.86	145,000	9.266	85.70	661	21.08	0.00
16.501 to 17.000	74	12,212,196	6.71	165,030	9.750	88.45	643	17.45	0.00
17.001 to 17.500	33	4,468,816	2.46	135,419	10.292	90.81	645	10.43	0.00
17.501 to 18.000	28	3,645,284	2.00	130,189	10.764	89.00	606	3.46	0.00
18.001 to 18.500	12	1,198,799	0.66	99,900	11.272	90.93	617	0.00	0.00
18.501 to 19.000	2	194,070	0.11	97,035	11.837	91.85	596	0.00	0.00
19.501 to 20.000	1	51,226	0.03	51,226	12.925	90.00	545	0.00	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	3	386,568	0.21	128,856	8.298	78.27	617	100.00	0.00
1.500	896	166,836,556	91.72	186,202	8.238	79.97	615	51.23	0.00
2.000	84	14,679,486	8.07	174,756	8.131	78.87	619	37.12	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	3	386,568	0.21	128,856	8.298	78.27	617	100.00	0.00
1.500	980	181,516,042	99.79	185,220	8.230	79.88	616	50.09	0.00
Total:	983	181,902,611	100.00	185,048	8.230	79.88	616	50.19	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,494
Aggregate Current Principal Balance:	$680,436,904
Average Current Principal Balance:	$194,744	$29,630-$649,434
Aggregate Original Principal Balance:	$681,356,806
Average Original Principal Balance:	$195,008	$30,000-$650,000
Fully Amortizing Non-IO Mortgage Loans:	38.42%
Fully Amortizing IO Mortgage Loans:	10.56%
Balloon Loans:	51.03%
1st Lien:	93.48%
Wtd. Avg. Gross Coupon:	8.570%	5.500%-14.000%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	356	117-358
Wtd. Avg. Margin(ARM Loan Only):	6.213%	4.000%-8.000%
Maximum Interest Rate (ARM Loans Only):	15.425%	12.500%-19.875%
Minimum Interest Rate (ARM Loans Only):	8.431%	5.500%-12.875%
Wtd. Avg. Original LTV:	81.70%	17.65%-100.00%
Wtd. Avg. Borrower FICO:	623	500-811
Geographic Distribution (Top 5):	CA	39.58%
	FL	10.17%
	NY	5.83%
	TX	3.69%
	NJ	3.61%

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	153	6,341,423	0.93	41,447	11.141	93.42	631	50.15	82.78
50,000.01 to 100,000.00	885	66,583,299	9.79	75,235	9.909	86.04	609	65.93	32.81
100,000.01 to 150,000.00	679	83,865,314	12.33	123,513	9.354	82.43	606	63.84	16.86
150,000.01 to 200,000.00	447	77,745,744	11.43	173,928	8.670	80.35	608	68.94	3.76
200,000.01 to 250,000.00	374	84,181,782	12.37	225,085	8.270	78.66	619	55.21	0.24
250,000.01 to 300,000.00	265	73,193,606	10.76	276,202	8.309	81.13	622	49.83	0.00
300,000.01 to 350,000.00	211	68,499,475	10.07	324,642	8.129	80.71	637	44.59	0.00
350,000.01 to 400,000.00	125	46,578,150	6.85	372,625	8.027	82.13	639	53.24	0.00
400,000.01 to 450,000.00	127	54,172,478	7.96	426,555	8.015	81.26	634	38.75	0.00
450,000.01 to 500,000.00	103	49,231,987	7.24	477,980	8.134	80.84	634	31.16	0.00
500,000.01 to 550,000.00	59	30,865,866	4.54	523,150	8.048	82.89	637	37.18	0.00
550,000.01 to 600,000.00	39	22,345,699	3.28	572,967	8.332	83.99	632	23.14	0.00
600,000.01 to 650,000.00	27	16,832,083	2.47	623,410	8.205	82.01	635	41.08	0.00
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	2	831,149	0.12	415,574	5.500	74.23	666	100.00	0.00
5.501 to 6.000	14	4,000,275	0.59	285,734	5.852	75.19	667	100.00	0.00
6.001 to 6.500	81	24,674,336	3.63	304,621	6.339	74.58	668	88.01	0.00
6.501 to 7.000	195	54,962,901	8.08	281,861	6.833	76.80	655	82.10	0.00
7.001 to 7.500	238	64,568,440	9.49	271,296	7.330	78.66	647	67.95	0.00
7.501 to 8.000	389	103,605,682	15.23	266,339	7.787	80.34	647	48.24	0.06
8.001 to 8.500	485	107,624,959	15.82	221,907	8.285	80.18	622	52.92	0.00
8.501 to 9.000	533	108,487,040	15.94	203,540	8.783	81.92	608	52.17	0.06
9.001 to 9.500	366	67,951,983	9.99	185,661	9.254	82.74	595	43.36	0.70
9.501 to 10.000	373	57,035,849	8.38	152,911	9.777	84.02	583	31.13	5.75
10.001 to 10.500	197	27,464,101	4.04	139,412	10.278	84.62	577	37.29	9.62
10.501 to 11.000	161	20,839,124	3.06	129,436	10.766	87.25	598	20.48	29.87
11.001 to 11.500	163	15,544,884	2.28	95,367	11.262	93.74	639	26.69	67.84
11.501 to 12.000	132	9,762,068	1.43	73,955	11.814	96.88	632	43.93	88.62
12.001 to 12.500	111	9,320,006	1.37	83,964	12.338	98.95	639	25.29	95.06
12.501 to 13.000	44	3,072,094	0.45	69,820	12.695	96.83	626	14.81	92.96
13.001 to 13.500	5	336,897	0.05	67,379	13.269	100.00	617	46.39	100.00
13.501 to 14.000	5	355,117	0.05	71,023	13.657	100.00	605	53.18	100.00
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	193	30,292,532	4.45	156,956	9.495	74.33	510	79.47	0.00
520 to 539	233	39,397,262	5.79	169,087	9.228	77.59	530	74.40	0.00
540 to 559	277	52,085,506	7.65	188,034	9.145	79.56	551	67.26	0.00
560 to 579	242	45,558,423	6.70	188,258	9.038	81.87	569	64.84	0.22
580 to 599	373	63,317,391	9.31	169,752	8.930	84.03	589	63.66	3.77
600 to 619	376	66,793,736	9.82	177,643	8.541	81.95	610	66.16	6.09
620 to 639	562	116,258,554	17.09	206,866	8.421	82.95	629	45.29	8.71
640 to 659	443	92,402,257	13.58	208,583	8.198	82.71	649	44.34	7.52
660 to 679	323	66,448,864	9.77	205,724	8.300	82.42	668	33.53	13.33
680 to 699	186	39,539,930	5.81	212,580	8.076	82.52	689	39.73	13.81
700 to 719	119	28,857,650	4.24	242,501	7.885	81.18	708	32.37	8.54
720 to 739	82	17,725,758	2.61	216,168	8.127	81.59	727	22.38	10.74
740 to 759	35	9,035,472	1.33	258,156	8.314	84.70	749	27.55	11.08
760 to 779	37	9,376,581	1.38	253,421	8.080	81.65	767	18.04	8.58
780 to 799	8	1,747,559	0.26	218,445	7.609	78.03	787	42.18	6.97
800 to 819	5	1,599,428	0.24	319,886	8.182	83.57	803	6.61	6.61
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,928	636,077,489	93.48	217,240	8.369	80.43	620	53.15	0.00
2	566	44,359,415	6.52	78,374	11.460	99.91	658	32.29	100.00
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	93	12,124,874	1.78	130,375	7.832	39.68	609	78.66	0.00
50.01 to 55.00	51	10,621,839	1.56	208,271	7.925	52.92	621	58.01	0.00
55.01 to 60.00	58	9,957,981	1.46	171,689	8.272	57.72	593	65.30	0.00
60.01 to 65.00	80	17,722,389	2.60	221,530	8.176	63.45	595	69.84	0.00
65.01 to 70.00	130	29,711,613	4.37	228,551	8.164	68.64	609	53.68	0.00
70.01 to 75.00	205	42,054,965	6.18	205,146	8.427	74.01	591	59.35	0.00
75.01 to 80.00	1,159	267,248,278	39.28	230,585	8.124	79.81	641	46.07	0.00
80.01 to 85.00	434	87,835,776	12.91	202,387	8.694	84.56	584	65.70	0.00
85.01 to 90.00	503	107,932,455	15.86	214,577	8.733	89.71	613	50.56	0.00
90.01 to 95.00	215	50,333,014	7.40	234,107	8.701	94.75	637	53.13	1.67
95.01 to 100.00	566	44,893,721	6.60	79,318	11.421	100.00	659	32.93	96.94
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
FULL	2,020	352,401,409	51.79	174,456	8.192	80.58	606	100.00	4.06
STATED	1,436	319,047,813	46.89	222,178	8.989	82.87	641	0.00	9.00
LIMITED	38	8,987,682	1.32	236,518	8.543	84.22	648	0.00	14.58
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	1,514	326,868,460	48.04	215,897	8.457	79.19	602	62.32	0.89
Purchase	1,748	310,479,105	45.63	177,620	8.732	84.45	645	37.56	13.14
Rate & Term Refi	232	43,089,339	6.33	185,730	8.259	80.90	619	74.48	1.49
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,647	504,925,574	74.21	190,754	8.550	81.56	620	53.71	5.66
Pud Detached	346	70,097,793	10.30	202,595	8.630	83.55	628	49.36	9.80
MultiFamily	188	48,765,991	7.17	259,394	8.556	80.34	647	37.66	7.54
Condominium	222	39,723,160	5.84	178,933	8.727	81.79	629	48.83	10.67
Pud Attached	91	16,924,385	2.49	185,982	8.599	81.88	612	52.31	5.82
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,259	639,272,483	93.95	196,156	8.533	81.87	621	53.14	6.47
Investor Occupied	157	29,142,114	4.28	185,619	9.112	77.48	630	35.03	0.00
Second Home	78	12,022,307	1.77	154,132	9.203	83.08	677	20.74	24.90
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	671	189,522,992	27.85	282,449	8.257	80.94	636	43.64	7.86
NORTHERN CALIFORNIA	274	79,777,590	11.72	291,159	8.402	81.76	630	41.36	8.30
FLORIDA	414	69,220,871	10.17	167,200	8.845	81.82	611	53.06	6.96
NEW YORK	156	39,645,404	5.83	254,137	8.365	80.88	647	39.63	9.38
TEXAS	254	25,077,068	3.69	98,729	8.973	82.16	601	68.10	7.19
NEW JERSEY	112	24,551,137	3.61	219,207	8.594	80.86	631	55.98	3.95
ARIZONA	118	21,899,732	3.22	185,591	8.624	80.58	615	52.93	5.63
ILLINOIS	106	20,138,967	2.96	189,990	8.629	83.17	621	57.67	2.80
MASSACHUSETTS	70	16,139,128	2.37	230,559	8.406	80.19	633	49.76	3.04
MARYLAND	72	14,973,450	2.20	207,965	8.799	80.14	600	62.42	8.71
Other	1,247	179,490,568	26.38	143,938	8.837	82.91	609	62.87	4.42
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
92336	10	3,851,406	0.57	385,141	8.549	82.75	616	43.48	6.34
94565	7	3,118,518	0.46	445,503	8.400	85.02	657	0.00	0.00
93551	7	2,229,452	0.33	318,493	8.299	82.52	631	59.01	8.80
90650	8	2,205,548	0.32	275,694	7.641	79.39	658	72.81	9.05
90745	6	2,116,838	0.31	352,806	8.369	82.21	580	46.72	6.13
94806	5	2,086,680	0.31	417,336	9.065	84.27	664	0.00	5.51
92335	8	2,085,813	0.31	260,727	7.668	82.55	658	59.98	7.42
90043	5	2,072,926	0.30	414,585	8.995	81.45	632	0.00	7.23
92345	9	2,061,502	0.30	229,056	8.026	79.22	643	37.23	6.43
92553	7	1,986,592	0.29	283,799	7.629	82.52	647	47.88	4.12
Other	3,422	656,621,629	96.50	191,882	8.580	81.68	622	52.37	6.54
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	26	3,099,553	0.46	119,214	8.017	71.11	639	97.98	4.87
181 to 240	16	1,474,611	0.22	92,163	7.549	68.68	644	92.24	3.71
301 to 360	3,452	675,862,740	99.33	195,789	8.575	81.78	623	51.49	6.53
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	26	3,099,553	0.46	119,214	8.017	71.11	639	97.98	4.87
181 to 240	16	1,474,611	0.22	92,163	7.549	68.68	644	92.24	3.71
301 to 360	3,452	675,862,740	99.33	195,789	8.575	81.78	623	51.49	6.53
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	1,239	313,227,559	46.03	252,807	8.394	81.17	615	46.42	0.00
2/6 MONTH LIBOR	968	163,474,498	24.02	168,879	8.857	80.80	606	53.93	0.00
30YR FXD	872	93,347,250	13.72	107,050	9.644	87.15	644	61.98	47.30
2/6 MONTH LIBOR -60 MONTH IO	213	67,059,042	9.86	314,831	7.650	81.51	658	47.88	0.00
BALLOON OTHER—40 YR AMTERM	89	22,067,145	3.24	247,945	7.713	77.81	653	69.62	0.00
3/6 MONTH LIBOR—40 YR AMTERM	54	11,910,884	1.75	220,572	8.333	79.46	626	50.81	0.00
3/6 MONTH LIBOR -60 MONTH IO	17	4,776,362	0.70	280,962	7.475	78.40	675	63.92	0.00
15YR FXD	25	3,048,334	0.45	121,933	7.989	71.62	641	97.95	4.95
20YR FXD	16	1,474,611	0.22	92,163	7.549	68.68	644	92.24	3.71
10 YR FIXED	1	51,220	0.01	51,220	9.715	40.94	551	100.00	0.00
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	986	182,316,191	26.79	184,905	9.051	82.44	626	44.38	8.82
12	153	40,234,992	5.91	262,974	8.502	79.80	636	39.51	2.80
24	1,949	392,364,439	57.66	201,316	8.435	82.17	617	52.48	5.17
36	406	65,521,282	9.63	161,382	8.082	78.00	641	75.80	10.49
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,392	452,548,316	66.51	189,192	8.502	82.75	630	51.39	8.50
AAA	280	69,527,991	10.22	248,314	8.091	82.65	693	18.68	7.57
A+	306	65,738,368	9.66	214,831	8.638	82.33	585	67.86	0.97
A-	219	42,530,922	6.25	194,205	9.036	80.47	571	60.99	0.00
B	148	25,867,786	3.80	174,782	9.210	74.96	561	71.39	0.00
C	133	21,562,175	3.17	162,122	9.378	67.86	552	70.45	0.00
C-	16	2,661,346	0.39	166,334	10.700	61.14	552	100.00	0.00
Total:	3,494	680,436,904	100.00	194,744	8.570	81.70	623	51.79	6.52

Next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-01-01	1	486,927	0.09	486,927	8.225	80.00	635	0.00	0.00
2008-02-01	18	3,822,232	0.68	212,346	8.559	76.77	600	20.59	0.00
2008-03-01	23	3,637,883	0.65	158,169	8.748	80.77	593	55.36	0.00
2008-04-01	131	29,302,788	5.23	223,685	8.578	82.83	595	55.09	0.00
2008-05-01	541	120,316,178	21.47	222,396	8.443	80.85	611	55.00	0.00
2008-06-01	1,705	386,101,113	68.89	226,452	8.427	81.09	621	46.74	0.00
2008-07-01	1	93,977	0.02	93,977	8.200	80.00	583	100.00	0.00
2009-05-01	19	4,337,404	0.77	228,284	7.766	73.70	639	70.80	0.00
2009-06-01	52	12,349,843	2.20	237,497	8.200	81.07	641	48.86	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	2	598,567	0.11	299,284	9.411	86.74	562	50.92	0.00
4.501 to 5.000	1	145,243	0.03	145,243	10.075	75.00	512	100.00	0.00
5.001 to 5.500	5	1,362,649	0.24	272,530	8.991	74.41	566	25.15	0.00
5.501 to 6.000	434	105,445,177	18.81	242,961	8.158	81.24	631	51.94	0.00
6.001 to 6.500	1,769	396,632,697	70.77	224,213	8.375	81.87	622	49.27	0.00
6.501 to 7.000	168	35,081,046	6.26	208,816	9.142	77.34	575	36.01	0.00
7.001 to 7.500	103	19,548,296	3.49	189,789	9.607	70.42	559	52.47	0.00
7.501 to 8.000	9	1,634,670	0.29	181,630	9.312	77.77	572	55.49	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	2	831,149	0.15	415,574	5.500	74.23	666	100.00	0.00
5.501 to 6.000	14	4,000,275	0.71	285,734	5.852	75.19	667	100.00	0.00
6.001 to 6.500	45	13,812,402	2.46	306,942	6.325	76.99	654	83.01	0.00
6.501 to 7.000	141	42,117,718	7.52	298,707	6.820	78.37	656	79.36	0.00
7.001 to 7.500	193	56,293,658	10.04	291,677	7.332	79.75	647	65.33	0.00
7.501 to 8.000	333	91,955,534	16.41	276,143	7.790	80.69	645	43.93	0.00
8.001 to 8.500	421	96,999,934	17.31	230,404	8.282	80.38	623	49.63	0.00
8.501 to 9.000	455	98,293,984	17.54	216,031	8.784	82.30	607	49.44	0.00
9.001 to 9.500	326	63,866,645	11.40	195,910	9.253	82.66	594	40.55	0.00
9.501 to 10.000	290	50,468,926	9.01	174,031	9.775	83.13	577	26.92	0.00
10.001 to 10.500	148	22,476,919	4.01	151,871	10.272	82.92	564	32.64	0.00
10.501 to 11.000	74	13,492,526	2.41	182,331	10.734	81.36	556	17.41	0.00
11.001 to 11.500	34	4,485,666	0.80	131,931	11.205	80.17	568	26.75	0.00
11.501 to 12.000	8	801,274	0.14	100,159	11.791	72.57	562	74.18	0.00
12.001 to 12.500	3	335,446	0.06	111,815	12.314	86.99	618	43.37	0.00
12.501 to 13.000	4	216,289	0.04	54,072	12.721	57.97	510	25.84	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	2	831,149	0.15	415,574	5.500	74.23	666	100.00	0.00
12.501 to 13.000	14	4,000,275	0.71	285,734	5.852	75.19	667	100.00	0.00
13.001 to 13.500	45	13,812,402	2.46	306,942	6.325	76.99	654	83.01	0.00
13.501 to 14.000	141	42,117,718	7.52	298,707	6.820	78.37	656	79.36	0.00
14.001 to 14.500	197	57,344,890	10.23	291,091	7.346	79.91	647	64.97	0.00
14.501 to 15.000	340	92,934,015	16.58	273,335	7.801	80.71	644	44.32	0.00
15.001 to 15.500	419	96,292,152	17.18	229,814	8.287	80.31	623	49.49	0.00
15.501 to 16.000	451	97,690,544	17.43	216,609	8.787	82.31	608	48.93	0.00
16.001 to 16.500	325	63,596,998	11.35	195,683	9.255	82.65	594	40.84	0.00
16.501 to 17.000	288	50,498,108	9.01	175,341	9.783	83.17	577	26.90	0.00
17.001 to 17.500	147	22,403,116	4.00	152,402	10.272	82.89	565	32.42	0.00
17.501 to 18.000	73	13,088,302	2.34	179,292	10.734	81.10	556	17.95	0.00
18.001 to 18.500	34	4,485,666	0.80	131,931	11.205	80.17	568	26.75	0.00
18.501 to 19.000	8	801,274	0.14	100,159	11.791	72.57	562	74.18	0.00
19.001 to 19.500	3	335,446	0.06	111,815	12.314	86.99	618	43.37	0.00
19.501 to 20.000	4	216,289	0.04	54,072	12.721	57.97	510	25.84	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	14	2,529,527	0.45	180,680	8.706	85.84	604	44.23	0.00
1.500	2,310	521,151,816	92.99	225,607	8.438	80.97	617	49.51	0.00
2.000	167	36,767,003	6.56	220,162	8.309	81.64	632	42.50	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	17	3,166,346	0.56	186,256	8.988	86.31	597	42.68	0.00
1.500	2,473	557,203,366	99.42	225,315	8.427	81.01	618	49.06	0.00
2.000	1	78,634	0.01	78,634	9.575	56.25	508	100.00	0.00
Total:	2,491	560,448,345	100.00	224,989	8.431	81.04	618	49.03	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	9/28/2006	10/25/2006	900,289,000	5.45%	0	5.45%	900,289,000
2	10/25/2006	11/25/2006	887,749,000	5.45%	0	5.45%	887,749,000
3	11/25/2006	12/25/2006	872,241,000	5.45%	0	5.45%	872,241,000
4	12/25/2006	1/25/2007	853,779,000	5.45%	0	5.45%	853,779,000
5	1/25/2007	2/25/2007	832,420,000	5.45%	0	5.45%	832,420,000
6	2/25/2007	3/25/2007	808,234,000	5.45%	0	5.45%	808,234,000
7	3/25/2007	4/25/2007	781,338,000	5.45%	0	5.45%	781,338,000
8	4/25/2007	5/25/2007	751,861,000	5.45%	0	5.45%	751,861,000
9	5/25/2007	6/25/2007	719,980,000	5.45%	0	5.45%	719,980,000
10	6/25/2007	7/25/2007	686,531,000	5.45%	0	5.45%	686,531,000
11	7/25/2007	8/25/2007	654,654,000	5.45%	0	5.45%	654,654,000
12	8/25/2007	9/25/2007	624,275,000	5.45%	0	5.45%	624,275,000
13	9/25/2007	10/25/2007	595,321,000	5.45%	0	5.45%	595,321,000
14	10/25/2007	11/25/2007	567,727,000	5.45%	0	5.45%	567,727,000
15	11/25/2007	12/25/2007	541,427,000	5.45%	0	5.45%	541,427,000
16	12/25/2007	1/25/2008	516,360,000	5.45%	0	5.45%	516,360,000
17	1/25/2008	2/25/2008	492,468,000	5.45%	0	5.45%	492,468,000
18	2/25/2008	3/25/2008	469,695,000	5.45%	0	5.45%	469,695,000
19	3/25/2008	4/25/2008	447,989,000	5.45%	0	5.45%	447,989,000
20	4/25/2008	5/25/2008	424,827,000	5.45%	0	5.45%	424,827,000
21	5/25/2008	6/25/2008	384,815,000	5.45%	0	5.45%	384,815,000
22	6/25/2008	7/25/2008	348,952,000	5.45%	0	5.45%	348,952,000
23	7/25/2008	8/25/2008	316,818,000	5.45%	0	5.45%	316,818,000
24	8/25/2008	9/25/2008	287,985,000	5.45%	0	5.45%	287,985,000
25	9/25/2008	10/25/2008	263,220,000	5.45%	0	5.45%	263,220,000
26	10/25/2008	11/25/2008	249,152,000	5.45%	0	5.45%	249,152,000
27	11/25/2008	12/25/2008	235,868,000	5.45%	0	5.45%	235,868,000
28	12/25/2008	1/25/2009	223,323,000	5.45%	0	5.45%	223,323,000
29	1/25/2009	2/25/2009	211,487,000	5.45%	0	5.45%	211,487,000
30	2/25/2009	3/25/2009	200,307,000	5.45%	0	5.45%	200,307,000
31	3/25/2009	4/25/2009	189,745,000	5.45%	0	5.45%	189,745,000
32	4/25/2009	5/25/2009	179,766,000	5.45%	0	5.45%	179,766,000
33	5/25/2009	6/25/2009	170,336,000	5.45%	0	5.45%	170,336,000
34	6/25/2009	7/25/2009	161,425,000	5.45%	0	5.45%	161,425,000
35	7/25/2009	8/25/2009	153,009,000	5.45%	0	5.45%	153,009,000
36	8/25/2009	9/25/2009	145,054,000	5.45%	0	5.45%	145,054,000
37	9/25/2009	10/25/2009	137,532,000	5.45%	0	5.45%	137,532,000
38	10/25/2009	11/25/2009	130,421,000	5.45%	0	5.45%	130,421,000
39	11/25/2009	12/25/2009	123,696,000	5.45%	0	5.45%	123,696,000
40	12/25/2009	1/25/2010	117,336,000	5.45%	0	5.45%	117,336,000
41	1/25/2010	2/25/2010	111,324,000	5.45%	0	5.45%	111,324,000
42	2/25/2010	3/25/2010	105,636,000	5.45%	0	5.45%	105,636,000
43	3/25/2010	4/25/2010	100,254,000	5.45%	0	5.45%	100,254,000
44	4/25/2010	5/25/2010	95,161,000	5.45%	0	5.45%	95,161,000
45	5/25/2010	6/25/2010	90,342,000	5.45%	0	5.45%	90,342,000
46	6/25/2010	7/25/2010	85,780,000	5.45%	0	5.45%	85,780,000
47	7/25/2010	8/25/2010	81,463,000	5.45%	0	5.45%	81,463,000
48	8/25/2010	9/25/2010	77,375,000	5.45%	0	5.45%	77,375,000
49	9/25/2010	10/25/2010	73,504,000	5.45%	0	5.45%	73,504,000
50	10/25/2010	11/25/2010	69,839,000	5.45%	0	5.45%	69,839,000
51	11/25/2010	12/25/2010	66,366,000	5.45%	0	5.45%	66,366,000
52	12/25/2010	1/25/2011	63,077,000	5.45%	0	5.45%	63,077,000
53	1/25/2011	2/25/2011	59,961,000	5.45%	0	5.45%	59,961,000
54	2/25/2011	3/25/2011	57,007,000	5.45%	0	5.45%	57,007,000
55	3/25/2011	4/25/2011	54,209,000	5.45%	0	5.45%	54,209,000
56	4/25/2011	5/25/2011	51,555,000	5.45%	0	5.45%	51,555,000
57	5/25/2011	6/25/2011	49,040,000	5.45%	0	5.45%	49,040,000
58	6/25/2011	7/25/2011	46,655,000	5.45%	0	5.45%	46,655,000
59	7/25/2011	8/25/2011	44,392,000	5.45%	0	5.45%	44,392,000
60	8/25/2011	9/25/2011	42,246,000	5.45%	0	5.45%	42,246,000

Derivative Notional Schedules (continued)
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
61	9/25/2011	10/25/2011	0	5.45%	40,211,000	5.45%	40,211,000
62	10/25/2011	11/25/2011	0	5.45%	38,280,000	5.45%	38,280,000
63	11/25/2011	12/25/2011	0	5.45%	36,447,000	5.45%	36,447,000
64	12/25/2011	1/25/2012	0	5.45%	34,708,000	5.45%	34,708,000
65	1/25/2012	2/25/2012	0	5.45%	33,058,000	5.45%	33,058,000
66	2/25/2012	3/25/2012	0	5.45%	31,491,000	5.45%	31,491,000
67	3/25/2012	4/25/2012	0	5.45%	30,003,000	5.45%	30,003,000
68	4/25/2012	5/25/2012	0	5.45%	28,590,000	5.45%	28,590,000
69	5/25/2012	6/25/2012	0	5.45%	27,249,000	5.45%	27,249,000
70	6/25/2012	7/25/2012	0	5.45%	25,974,000	5.45%	25,974,000
71	7/25/2012	8/25/2012	0	5.45%	24,763,000	5.45%	24,763,000
72	8/25/2012	9/25/2012	0	5.45%	23,612,000	5.45%	23,612,000
73	9/25/2012	10/25/2012	0	5.45%	22,518,000	5.45%	22,518,000
74	10/25/2012	11/25/2012	0	5.45%	21,478,000	5.45%	21,478,000
75	11/25/2012	12/25/2012	0	5.45%	20,490,000	5.45%	20,490,000
76	12/25/2012	1/25/2013	0	5.45%	19,550,000	5.45%	19,550,000
77	1/25/2013	2/25/2013	0	5.45%	18,656,000	5.45%	18,656,000
78	2/25/2013	3/25/2013	0	5.45%	17,806,000	5.45%	17,806,000
79	3/25/2013	4/25/2013	0	5.45%	16,997,000	5.45%	16,997,000
80	4/25/2013	5/25/2013	0	5.45%	16,228,000	5.45%	16,228,000
81	5/25/2013	6/25/2013	0	5.45%	15,495,000	5.45%	15,495,000
82	6/25/2013	7/25/2013	0	5.45%	14,798,000	5.45%	14,798,000
83	7/25/2013	8/25/2013	0	5.45%	14,135,000	5.45%	14,135,000
84	8/25/2013	9/25/2013	0	5.45%	13,503,000	5.45%	13,503,000
85	9/25/2013	10/25/2013	0		0		0

Derivative Notional Schedules

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.18	2.81	1.98	1.38	1.17
Principal Window (mos)	1 - 154	1 - 102	1 - 74	1 - 35	1 - 28

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.23	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.14	2.68	2.00	1.71	1.50
Principal Window (mos)	40 - 65	27 - 43	22 - 28	19 - 23	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.18	5.37	3.25	2.15	1.83
Principal Window (mos)	65 - 149	43 - 98	28 - 71	23 - 31	20 - 24

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.81	8.48	6.15	2.75	2.16
Principal Window (mos)	149 - 154	98 - 102	71 - 74	31 - 36	24 - 28

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.24	3.57	3.84	4.12	3.31
Principal Window (mos)	49 - 79	38 - 52	43 - 50	36 - 57	28 - 45

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.47	6.22	4.85	4.74	3.74
Principal Window (mos)	79 - 154	52 - 102	50 - 74	57 - 57	45 - 45

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.83	8.49	6.16	4.74	3.74
Principal Window (mos)	154 - 154	102 - 102	74 - 74	57 - 57	45 - 45

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.58	4.42	4.18	3.25
Principal Window (mos)	49 - 154	38 - 102	42 - 74	47 - 57	36 - 45

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.58	4.38	4.02	3.14
Principal Window (mos)	49 - 154	38 - 102	41 - 74	44 - 57	34 - 45

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.58	4.34	3.91	3.05
Principal Window (mos)	49 - 154	37 - 102	40 - 74	43 - 57	33 - 45

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.57	4.32	3.83	3.00
Principal Window (mos)	49 - 154	37 - 102	39 - 74	41 - 57	32 - 45

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.57	4.31	3.77	2.96
Principal Window (mos)	49 - 154	37 - 102	39 - 74	40 - 57	31 - 45

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.57	4.28	3.72	2.91
Principal Window (mos)	49 - 154	37 - 102	38 - 74	39 - 57	31 - 45

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.43	5.57	4.27	3.67	2.87
Principal Window (mos)	49 - 154	37 - 102	37 - 74	38 - 57	30 - 45

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.28	5.46	4.16	3.56	2.79
Principal Window (mos)	49 - 154	37 - 102	37 - 74	37 - 57	29 - 45

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.50	3.04	2.15	1.38	1.17
Principal Window (mos)	1 - 322	1 - 233	1 - 174	1 - 35	1 - 28

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.23	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.14	2.68	2.00	1.71	1.50
Principal Window (mos)	40 - 65	27 - 43	22 - 28	19 - 23	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.18	5.37	3.25	2.15	1.83
Principal Window (mos)	65 - 149	43 - 98	28 - 71	23 - 31	20 - 24

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	17.25	11.62	8.48	2.75	2.16
Principal Window (mos)	149 - 323	98 - 234	71 - 174	31 - 36	24 - 28

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.24	3.57	3.84	4.12	3.32
Principal Window (mos)	49 - 79	38 - 52	43 - 50	36 - 59	28 - 46

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.52	6.25	4.87	5.99	4.73
Principal Window (mos)	79 - 169	52 - 111	50 - 81	59 - 93	46 - 74

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	18.32	12.33	9.00	9.14	7.28
Principal Window (mos)	169 - 290	111 - 202	81 - 149	93 - 135	74 - 108

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.28	6.16	4.85	4.50	3.51
Principal Window (mos)	49 - 258	38 - 176	42 - 129	47 - 99	36 - 79

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.24	6.14	4.79	4.33	3.38
Principal Window (mos)	49 - 249	38 - 169	41 - 124	44 - 95	34 - 76

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.20	6.10	4.73	4.20	3.29
Principal Window (mos)	49 - 239	37 - 161	40 - 118	43 - 91	33 - 72

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.15	6.06	4.68	4.10	3.21
Principal Window (mos)	49 - 230	37 - 155	39 - 113	41 - 87	32 - 69

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.08	6.01	4.63	4.01	3.15
Principal Window (mos)	49 - 218	37 - 146	39 - 106	40 - 82	31 - 65

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.94	4.55	3.92	3.07
Principal Window (mos)	49 - 207	37 - 138	38 - 101	39 - 77	31 - 61

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.77	5.79	4.44	3.79	2.97
Principal Window (mos)	49 - 191	37 - 127	37 - 92	38 - 71	30 - 56

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.30	5.47	4.17	3.57	2.79
Principal Window (mos)	49 - 164	37 - 108	37 - 78	37 - 60	29 - 47

Net WAC Rate Cap for Group I Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.65%	23.26%	41	10.12%	18.19%
2	7.58%	22.24%	42	11.01%	19.09%
3	7.78%	22.23%	43	10.10%	17.92%
4	7.58%	22.04%	44	10.41%	18.12%
5	7.59%	21.91%	45	10.10%	17.78%
6	7.97%	22.02%	46	10.41%	18.58%
7	7.59%	21.57%	47	10.09%	18.10%
8	7.78%	21.46%	48	10.08%	17.98%
9	7.59%	21.14%	49	10.39%	18.22%
10	7.79%	20.98%	50	10.07%	17.75%
11	7.59%	20.64%	51	10.38%	18.00%
12	7.59%	20.40%	52	10.06%	17.55%
13	7.79%	20.26%	53	10.05%	17.44%
14	7.59%	19.93%	54	10.97%	18.48%
15	7.80%	19.81%	55	10.03%	17.23%
16	7.59%	19.47%	56	10.34%	17.48%
17	7.59%	19.25%	57	10.02%	17.03%
18	7.93%	19.28%	58	10.33%	17.31%
19	7.60%	18.83%	59	10.00%	16.85%
20	7.81%	18.71%	60	10.00%	16.76%
21	7.78%	18.26%	61	10.32%	17.02%
22	9.01%	18.93%	62	9.98%	16.52%
23	8.76%	18.31%	63	10.31%	16.84%
24	8.75%	17.88%	64	9.97%	16.34%
25	9.00%	17.69%	65	9.96%	16.26%
26	8.75%	17.32%	66	10.64%	17.02%
27	9.18%	17.50%	67	9.94%	16.09%
28	9.83%	18.04%	68	10.27%	16.42%
29	9.82%	17.86%	69	9.93%	15.93%
30	10.63%	18.44%	70	10.25%	16.26%
31	9.81%	17.52%	71	9.91%	15.78%
32	10.11%	17.59%	72	9.90%	15.70%
33	9.90%	17.37%	73	10.22%	16.03%
34	10.44%	18.41%	74	9.89%	15.55%
35	10.12%	17.98%
36	10.12%	17.83%
37	10.42%	17.96%
38	10.11%	17.53%
39	10.42%	17.86%
40	10.13%	18.33%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3900% and 5.5000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.89%	23.50%	41	10.20%	18.38%
2	7.80%	22.45%	42	11.10%	19.30%
3	8.00%	22.45%	43	10.19%	18.11%
4	7.80%	22.25%	44	10.50%	18.31%
5	7.80%	22.12%	45	10.18%	17.92%
6	8.20%	22.26%	46	10.50%	18.78%
7	7.80%	21.79%	47	10.18%	18.30%
8	8.00%	21.68%	48	10.17%	18.17%
9	7.80%	21.35%	49	10.48%	18.42%
10	8.01%	21.20%	50	10.16%	17.94%
11	7.80%	20.85%	51	10.47%	18.19%
12	7.80%	20.61%	52	10.14%	17.74%
13	8.01%	20.48%	53	10.14%	17.63%
14	7.81%	20.14%	54	11.07%	18.70%
15	8.02%	20.03%	55	10.12%	17.42%
16	7.81%	19.69%	56	10.44%	17.68%
17	7.81%	19.47%	57	10.11%	17.22%
18	8.16%	19.51%	58	10.42%	17.50%
19	7.81%	19.04%	59	10.10%	17.04%
20	8.03%	18.93%	60	10.09%	16.95%
21	7.93%	18.40%	61	10.42%	17.22%
22	9.22%	19.15%	62	10.08%	16.71%
23	8.96%	18.51%	63	10.41%	17.04%
24	8.96%	18.09%	64	10.06%	16.54%
25	9.22%	17.91%	65	10.06%	16.45%
26	8.95%	17.52%	66	10.74%	17.23%
27	9.32%	17.64%	67	10.04%	16.28%
28	10.00%	18.24%	68	10.37%	16.62%
29	10.00%	18.06%	69	10.03%	16.12%
30	10.83%	18.66%	70	10.35%	16.46%
31	9.99%	17.72%	71	10.01%	15.97%
32	10.29%	17.80%	72	10.01%	15.89%
33	10.07%	17.50%	73	10.33%	16.23%
34	10.52%	18.62%	74	9.99%	15.75%
35	10.21%	18.17%
36	10.20%	18.02%
37	10.51%	18.16%
38	10.19%	17.72%
39	10.50%	17.98%
40	10.21%	18.52%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3900% and 5.5000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.83%	23.44%	41	10.18%	18.33%
2	7.75%	22.40%	42	11.08%	19.25%
3	7.94%	22.40%	43	10.17%	18.06%
4	7.75%	22.20%	44	10.48%	18.26%
5	7.75%	22.07%	45	10.16%	17.89%
6	8.14%	22.20%	46	10.48%	18.73%
7	7.75%	21.74%	47	10.16%	18.25%
8	7.95%	21.63%	48	10.15%	18.13%
9	7.75%	21.30%	49	10.46%	18.37%
10	7.95%	21.15%	50	10.14%	17.89%
11	7.75%	20.80%	51	10.45%	18.14%
12	7.75%	20.56%	52	10.12%	17.70%
13	7.96%	20.43%	53	10.12%	17.59%
14	7.75%	20.09%	54	11.04%	18.64%
15	7.96%	19.97%	55	10.10%	17.38%
16	7.76%	19.64%	56	10.41%	17.64%
17	7.76%	19.42%	57	10.09%	17.18%
18	8.10%	19.45%	58	10.40%	17.46%
19	7.76%	18.99%	59	10.07%	17.00%
20	7.97%	18.88%	60	10.07%	16.90%
21	7.89%	18.37%	61	10.40%	17.17%
22	9.17%	19.09%	62	10.05%	16.67%
23	8.91%	18.46%	63	10.38%	16.99%
24	8.91%	18.04%	64	10.04%	16.49%
25	9.16%	17.85%	65	10.03%	16.40%
26	8.90%	17.47%	66	10.72%	17.18%
27	9.29%	17.61%	67	10.02%	16.24%
28	9.96%	18.19%	68	10.34%	16.57%
29	9.96%	18.01%	69	10.00%	16.08%
30	10.78%	18.61%	70	10.33%	16.41%
31	9.95%	17.67%	71	9.99%	15.92%
32	10.24%	17.75%	72	9.98%	15.85%
33	10.03%	17.47%	73	10.31%	16.18%
34	10.50%	18.57%	74	9.97%	15.70%
35	10.19%	18.13%
36	10.18%	17.97%
37	10.49%	18.11%
38	10.17%	17.68%
39	10.48%	17.95%
40	10.19%	18.47%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3900% and 5.5000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s/Fitch)	AA+ / Aa1 / AA+	AA / Aa2 / AA+	AA- / Aa3 / AA	A+ / A1 / AA-

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	36.10	26.02	23.09	20.07
Collateral Loss (%)	23.47	19.19	17.73	16.10

Class	M5	M6	M7	M8
Rating (S&P/Moody’s/Fitch)	A / A2 / A+	A- / A2 / A	BBB+ / A3 / A-	BBB / Baa1 / BBB+

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	17.35	15.46	13.42	11.97
Collateral Loss (%)	14.49	13.30	11.94	10.91

Class	M9	M10	M11
Rating (S&P/Moody’s/Fitch)	BBB- / Baa2 / BBB	BB+ / Ba1 / BB+	BB / Ba2 / BB

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	10.23	8.30	7.15
Collateral Loss (%)	9.60	8.06	7.10

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s/Fitch)	AA+ / Aa1 / AA+	AA / Aa2 / AA+	AA- / Aa3 / AA	A+ / A1 / AA-

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	36.07	26.01	23.09	20.08
Collateral Loss (%)	23.46	19.19	17.73	16.10

Class	M5	M6	M7	M8
Rating (S&P/Moody’s/Fitch)	A / A2 / A+	A- / A2 / A	BBB+ / A3 / A-	BBB / Baa1 / BBB+

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	17.36	15.47	13.43	11.97
Collateral Loss (%)	14.50	13.31	11.94	10.91

Class	M9	M10	M11
Rating (S&P/Moody’s/Fitch)	BBB- / Baa2 / BBB	BB+ / Ba1 / BB+	BB / Ba2 / BB

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	10.23	8.30	7.16
Collateral Loss (%)	9.60	8.06	7.10

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread
Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	2.95276	2.95276	5.3900	5.5000	47	4.67596	4.64015	5.2956	5.3824
2	2.38901	2.39151	5.4502	5.4919	48	4.66916	4.62823	5.3056	5.3929
3	2.39060	2.39065	5.3984	5.4751	49	4.78600	4.73642	5.3187	5.4024
4	2.38557	2.38711	5.4440	5.4636	50	4.65560	4.60554	5.3231	5.4097
5	2.38339	2.38477	5.4591	5.4343	51	4.77540	4.72143	5.3356	5.4176
6	2.41372	2.41249	5.4553	5.3939	52	4.64323	4.61137	5.3555	5.4250
7	2.37798	2.37801	5.3707	5.3546	53	4.63702	4.60351	5.3587	5.4279
8	2.38736	2.38878	5.3589	5.3215	54	5.01848	4.98194	5.3611	5.4318
9	2.37100	2.37256	5.3368	5.2855	55	4.62469	4.58795	5.3648	5.4376
10	2.38532	2.39527	5.2613	5.2495	56	4.74981	4.71010	5.3691	5.4425
11	2.36246	2.37303	5.2370	5.2277	57	4.61214	4.57230	5.3742	5.4485
12	2.35813	2.37449	5.2055	5.2036	58	4.73665	4.71370	5.3763	5.4549
13	2.38121	2.40849	5.1720	5.1858	59	4.59460	4.56894	5.3810	5.4634
14	2.34929	2.37953	5.1455	5.1757	60	4.58574	4.55591	5.3873	5.4733
15	2.37791	2.41890	5.1262	5.1662	61	4.73059	4.69110	5.3982	5.4799
16	2.34023	2.38038	5.1302	5.1592	62	4.54062	4.49596	5.4033	5.4858
17	2.33561	2.38348	5.1091	5.1545	63	4.72956	4.68121	5.4112	5.4912
18	2.41902	2.47552	5.0952	5.1514	64	4.54192	4.50132	5.4284	5.4974
19	2.32614	2.38150	5.1104	5.1510	65	4.54290	4.49759	5.4332	5.4999
20	2.36992	2.43768	5.0923	5.1518	66	4.91927	4.87531	5.4348	5.5034
21	2.43768	2.51941	5.0868	5.1535	67	4.54556	4.50127	5.4323	5.5077
22	3.55274	3.63610	5.1046	5.1569	68	4.73426	4.68717	5.4367	5.5125
23	3.47298	3.57210	5.0912	5.1625	69	4.54921	4.49768	5.4419	5.5189
24	3.45847	3.56619	5.0904	5.1687	70	4.73781	4.69998	5.4457	5.5242
25	3.52392	3.62697	5.1127	5.1745	71	4.55393	4.50863	5.4520	5.5310
26	3.43465	3.54864	5.1022	5.1827	72	4.55692	4.50769	5.4574	5.5388
27	3.63800	3.74858	5.1072	5.1906	73	4.74663	4.69506	5.4636	5.5432
28	4.51650	4.52469	5.1348	5.1999	74	4.56603	4.50789	5.4695	5.5478
29	4.50583	4.51966	5.1289	5.2066
30	4.77359	4.77853	5.1310	5.2141
31	4.48421	4.49212	5.1555	5.2236
32	4.57030	4.57971	5.1502	5.2324
33	4.55446	4.54668	5.1566	5.2422
34	4.82266	4.73825	5.1785	5.2532
35	4.70914	4.63169	5.1760	5.2635
36	4.69663	4.61793	5.1834	5.2746
37	4.79092	4.70030	5.2056	5.2846
38	4.60115	4.51912	5.2056	5.2956
39	4.76807	4.68319	5.2192	5.3056
40	4.69763	4.64468	5.2432	5.3173
41	4.69904	4.64712	5.2445	5.3248
42	5.03830	4.97737	5.2498	5.3331
43	4.69069	4.63003	5.2656	5.3442
44	4.80195	4.73952	5.2672	5.3521
45	4.68413	4.62462	5.2755	5.3620
46	4.80262	4.76577	5.2924	5.3723

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3900% and 5.5000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2) Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).